UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 12, 2018

Papa John's International, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John's Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices) (Zip Code)

(502) 261-7272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Papa John’s International, Inc. (the “Company”) recently announced organizational changes consistent with its strategy to improve the customer experience.  As part of the changes, the Company has established dedicated roles and responsibilities around each consumer touch point and has consolidated the line of reporting for these roles under a new Executive Vice President, Chief Operating and Growth Officer position, which is held by Michael R. Nettles effective October 12, 2018.  Mr. Nettles was most recently Senior Vice President, Chief Information and Digital Officer.

Mr. Nettles, 52, has more than 28 years of business and technology leadership experience in the restaurant industry. He joined the Company in 2017 as Senior Vice President, Chief Information and Digital Officer, overseeing the brand’s digital technology with a focus on quality, utility and ease-of-use for customers. Prior to Papa John’s, Mr. Nettles served as Vice President of Enterprise Architecture and IT Strategy at Panera Bread Company from 2012 to 2016.  Previously, he served as the Chief Technology Officer at DiningIn Inc.  He also held positions with Torex and Brinker International and was the Co-Founder of eMac Digital/Savista and the Founder and Principal of Red Chair Ventures LLC.

Mr. Nettles has an employment agreement with the Company generally in the same form as the employment agreements for the Company’s other senior executives. In connection with his promotion, the Compensation Committee has approved an annual base salary of $600,000, annual short term incentive target of 75% of base salary, and value of annual long term incentive of $700,000. As a result of this increase in annual long term incentive value, Mr. Nettles will be granted, on the second business day after the Company’s next earnings release, equity awards with a grant date fair value of $300,000 which will be split evenly between restricted stock and options. Further information regarding the Company's compensation programs is available in our most recent proxy statement dated March 28, 2018.

Mr. Nettles has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN'S INTERNATIONAL, INC.
(Registrant)

Date: October 18, 2018	/s/ Steve Ritchie
Steve Ritchie
President and Chief Executive Officer

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